Exhibit 10.49
INDEMNIFICATION AGREEMENT
     This Agreement entered into and effective this                      day of                     , 20     , (the “Agreement”), by and between MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company,”) and                      (the “Indemnitee”).
RECITALS
     WHEREAS, it is essential to the Company that it be able to retain and attract as directors to serve on its Board of Directors (the “Board”) and officers, the most capable persons available;
     WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification and advancement of Expenses (as defined below) against litigation risks and Expenses (regardless, among other things, of any amendment to or revocation of the Certificate (as defined below) or Bylaws (as defined below) or any change in the ownership of the Company or the composition of the Board);
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance Expenses on behalf of, such persons to the fullest extent permitted under applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
     WHEREAS, the Company’s Certificate of Incorporation (the “Certificate”) and Bylaws (the “Bylaws”) require it to indemnify its directors and officers and permit it to make other indemnification arrangements and agreements;
     WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment; [and]
     WHEREAS, Indemnitee does not regard the protection available under the Certificate and the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; [and]
     [WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by the Other Indemnitors (as defined below), which Indemnitee and the Other Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]

AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the mutual sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to them below:
     “Affiliate” means, in relation to an Entity (a) such Entity’s general partner, manager and investment manager and affiliates thereof; (b) any entity with the same general partner, manager or investment manager as such Entity or a general partner, manager or investment manager affiliated with such general partner, manager or investment manager of such Entity; and (c) any other Entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Entity, the general partner of such Entity, investment manager of such Entity or an affiliate of such Entity, general partner or investment manager. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
     “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
     “Entity” means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.
     “Expenses” means all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Articles VI and VII of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
     “Independent Legal Counsel” means an attorney or firm of attorneys who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee or any other party to the particular claim within the last five years (other than with respect to serving as Independent Legal Counsel with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
     “Liabilities” means judgments, damages, liabilities, losses, penalties (whether civil, criminal or otherwise), foreign, federal, state and local taxes (including taxes payable by Indemnitee as a result of the actual or deemed receipt of payments under this Agreement), fines (including excise taxes and penalties assessed with respect to employee benefit plans) and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.
     [“Other Indemnitors” means (a) any employer of an Indemnitee; (b) any Entity in which an Indemnitee is a partner, member or equity holder; (c) any Entity for whom an Indemnitee is serving as a director of the Company at the request of such Entity; (d) any insurer of an Other Indemnitor, and in each such case, the Indemnitee has certain rights to indemnification and/or insurance provided by such Entity in connection with their service as a director of the Company.]
     “Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation (whether instituted by the Company or any governmental agency or any other party), administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Article VI of this Agreement to enforce Indemnitee’s rights hereunder.
     “Status” describes the status of a person who is serving, has served or may be deemed to have served (i) as a director, member, manager, partner, tax matters partner, trustee, fiduciary, controlling person, officer, employee, or agent of the Company or any Subsidiary of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, manager, partner, trustee, fiduciary, controlling person, officer, employee, or agent of, or in any other capacity with, any other Entity at the request of the Company.
     “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or similar interest of such Entity or (ii) (A) 50% or more of the voting power of the voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.
ARTICLE II
SERVICES OF INDEMNITEE
     2.1 Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director [or officer] of the Company, so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee is removed, terminated, or tenders a resignation.

ARTICLE III
AGREEMENT TO INDEMNIFY
     3.1 General.
          (a) To the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time, the Company shall indemnify, defend and hold harmless the Indemnitee from any Liabilities and Expenses incurred by the Indemnitee in connection with any Proceeding to which Indemnitee is a party (or is threatened to be made a party) or is otherwise involved (including as a witness) by reason of (or arising in whole or in part out of) (a) Indemnitee’s Status or (b) any act performed or omitted to be performed by the Indemnitee in connection with such Status, in each case whether the event or occurrence to which such Proceeding relates (if any) occurred or was omitted before, on, or after the date of this Agreement (collectively, “Indemnifiable Amounts”); provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof.
          (b) Notwithstanding the foregoing, the indemnification obligations of the Company under Section 3.1(a) above shall be subject to the condition that it shall not have been determined in accordance with Section 3.1(c) below that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified under applicable law, any determination made by the Reviewing Party (as defined below) that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee. For purposes of this Agreement, a “Reviewing Party” shall mean (i) if so requested in writing by the Indemnitee, Independent Legal Counsel, selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed), whose determination shall be given in a written opinion to the Board; or (ii) (A) a majority of the Disinterested Directors, even though less than a quorum of the Board, or (B) a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, Independent Legal Counsel, selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed), whose determination shall be given in a written opinion to the Board, or (D) the Company’s stockholders in accordance with applicable law. The Company agrees to pay the reasonable fees and expenses of any Independent Legal Counsel.
          (c) The Reviewing Party shall determine whether or not the Indemnitee would be permitted to be indemnified under applicable law. If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by

Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Reviewing Party in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Legal Counsel in a written opinion to the Board, then such notice shall be accompanied by a copy of such written opinion. If the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.
          (d) To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings, or in defense of any claim, issue, or matter therein, to which Indemnitee is a party (or is threatened to be made a party) or is otherwise involved by reason of (or arising out of) (i) Indemnitee’s Status or (ii) any act performed or omitted to be performed by the Indemnitee in connection with such Status, in each case, whether the event or occurrence to which such Proceeding relates occurred or was omitted before, on, or after the date of this Agreement, the Indemnitee shall be indemnified against all Indemnifiable Amounts actually and reasonably incurred in connection therewith, notwithstanding any determination by the Reviewing Party that the Indemnitee is not entitled to indemnification under applicable law. For purposes of this Agreement, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.
     3.2 Indemnification for Additional Expenses. To the fullest extent permissible under applicable law, the Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Article V, which are incurred by or on behalf of the Indemnitee in connection with any action (i) brought by the Indemnitee for indemnification or an Expense Advance by the Company under this Agreement or provision of the Certificate or Bylaws now or hereafter in effect, (ii) brought by the Company against Indemnitee seeking to recover any advances of Expenses, and/or (iii) brought by the Indemnitee for recovery under any directors’ and officers’ liability insurance policies maintained by the Company.
     3.3 Insurance. The Company shall pay for standard director and officer liability insurance covering liability of the Indemnitee for performance of his or her duties in such amounts, and with the scope of such coverage, to be customary for a Company of like size with similar operations. If, at the time of the receipt by the Company of a notice of a claim from Indemnitee pursuant to this Agreement, the Company has liability insurance in effect which may cover such claim, the Company shall use commercially reasonable efforts to provide prompt written notice of the commencement of such claim to such insurers in accordance with the procedures set forth in each of such policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies.
     3.4 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is required to be a witness by reason of Indemnitee’s Status in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually incurred by him or her or on his or her behalf in connection therewith.
     3.5 Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     3.6 Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under this Article III or Article IV of this Agreement and the basis for the claim. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled shall be made within twenty (20) calendar days after such determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Legal Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and reasonably necessary to evaluate whether the Indemnitee is entitled to indemnification hereunder. Notwithstanding the foregoing, the failure or delay in providing such request and other information shall not affect Indemnitee’s right to indemnification or advancement of Expenses hereunder unless, and only to the extent that, the Company is materially prejudiced thereby.
     3.7 Reliance as Safe Harbor. Without limiting the remaining provisions of this Agreement, to the fullest extent permissible under applicable law, the Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its Subsidiaries in the course of their duties, or by committees of the Board or by any other person or Entity as to matters the Indemnitee reasonably believes are within such other person’s or Entity’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

     3.8 Change in Law. To the extent that a change in law (whether by statute or judicial decision) shall permit broader indemnification or advancement of Expenses than is provided under the terms of the Certificate, the Bylaws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.
     3.9 Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder or did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee is not entitled to indemnification hereunder or did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
ARTICLE IV
PARTIAL INDEMNIFICATION
     4.1 Contribution.
     (a) Without diminishing Indemnitee’s rights under Article III hereof, and whether or not the indemnification provided in Article III hereof is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall (without duplication of amounts paid by the Company under Article III), to the fullest extent permissible under applicable law, pay, or cause to be paid, in the first instance, the entire amount of any judgment or settlement of such Proceedings equal to the amount of Expenses and Liabilities actually incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand. The Company shall not enter into any settlement of any Proceedings in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.
     (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph or Article III hereof, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall (without duplication with amounts paid the Company under Article III), to the fullest extent permissible under applicable law, contribute, or cause to be contributed, to the amount of Expenses and Liabilities actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which the law may require to be considered.
     (c) To the fullest extent permissible under applicable law, the Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims for contribution which may be brought by reason of the Indemnitee’s Status by officers, directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Company.
     (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding as determined in a final non-appealable judgment reached by a court of competent jurisdiction in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transactions(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transactions(s).
ARTICLE V
ADVANCEMENT OF EXPENSES
     5.1 Agreement to Advance Expenses; Undertaking. Subject to Section 3.2 hereof, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is a party (or is threatened to be made a party) or in which Indemnitee is otherwise involved (including as a witness) by reason of (or arising in whole or in part out of) such Indemnitee’s Status or an act performed or omitted to be performed by such Indemnitee in connection with such Status, in each case whether the event of occurrence that gave rise to such Proceeding (if any) occurred or was omitted before, on, or after the date of this Agreement (an “Expense Advance”), within twenty (20) days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time.
     5.2 Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under this Article V, together with documentation evidencing that Indemnitee has incurred or expects to incur such Expenses. Payment of Expenses, if indemnifiable, under this Article V shall be made no later than twenty (20) days after the Company’s receipt of such request. Notwithstanding the foregoing, the failure or delay in providing such request or other information shall not affect Indemnitee’s right to indemnification or advancement of Expenses hereunder unless, and then only to the extent that, the Company is materially prejudiced thereby.

Indemnitee hereby undertakes to repay any Expense Advance if it shall ultimately be determined by final judicial decision (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be indemnified under applicable law, this Agreement, or otherwise. Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.
ARTICLE VI
REMEDIES OF INDEMNITEE
     6.1 Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Article III above or a request for an advancement of Expenses under Article V above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, without limitation as to remedy, Indemnitee may petition any court in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to enforce the Company’s obligations under this Agreement.
     6.2 Indemnitee as Plaintiff. Except as provided in Section 3.2 and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity it controls, or any manager, director, or officer thereof, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to (a) affirmative defenses asserted by Indemnitee or any counterclaims by Indemnitee which are resolved successfully in an action brought against Indemnitee or (b) a Proceeding instituted by Indemnitee to enforce or interpret this Agreement.
ARTICLE VII
DEFENSE OF THE UNDERLYING PROCEEDING
     7.1 Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses unless, and then only to the extent of, the Company’s ability to defend in such Proceeding is materially prejudiced thereby.
     7.2 Defense by Company. Subject to the provisions of the last sentence of this Section 7.2 and of Section 7.3 below, the Company shall have the right to defend Indemnitee in any Proceeding for which the Company becomes obligated hereunder to pay the Indemnitee’s Expenses with counsel reasonably satisfactory to the Indemnitee; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 7.1 above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of Indemnitee, (b) does not include, as an unconditional term thereof, the full release of

Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (c) does not solely involve the payment of money. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding relating to an indemnifiable event effected without the Company’s prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement or compromise; provided that the Indemnitee may withhold consent to any settlement that does not satisfy the clauses (a), (b) and (c) set forth in this Section 7.2. This Section 7.2 shall not apply to a Proceeding brought by Indemnitee under Section 3.2 or Section 6.2 above.
     7.3 Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 7.2 above, if, in a Proceeding to which Indemnitee is a party (or threatened to be made a party) or is otherwise involved (including as a witness) by reason of (or arising in whole or in part out of) (i) Indemnitee’s Status or (ii) any act performed or omitted to be performed by the Indemnitee in connection with such Status, in each case whether the event or occurrence to which such Proceeding relates occurred or was omitted before, on, or after the date of this Agreement, (a) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (b) Indemnitee reasonably concludes that a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (c) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.
ARTICLE VIII
MISCELLANEOUS
     8.1 Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Subrogation.
     (a) The right to payment of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of the Board or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     (b) [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of Expenses and/or insurance provided by the Other Indemnitors. The Company hereby agrees that (i) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Other Indemnitors to advance Expenses or to pay Indemnifiable Amounts are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable to indemnify the Indemnitee for the full amount of all Indemnifiable Amounts, in each case to the extent legally permitted and as required by the terms of this Agreement, the Bylaws and the Certificate (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors, and, (iii) that the Company irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof in connection with any such indemnification or advance of Expenses to Indemnitee. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such Other Indemnitors to effectively bring suit to enforce such rights. The Company and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 8.1(b) and are entitled to enforce this Section 8.1(b) against the Company as though each such Other Indemnitor were a party to this Agreement.]
     (c) [Except as provided in paragraph (b) above,] in the event of any payment of Indemnifiable Amounts or Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Other Indemnitors)] against other persons, and Indemnitee shall take, at the request of the Company, commercially reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     (d) [Except as provided in paragraph (b) above,] the Company shall not be liable under this Agreement to make any payment of Indemnifiable Amounts hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     (e) [Except as provided in paragraph (b) above,] the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     8.2 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by a nationally recognized overnight delivery service for next day delivery, by facsimile transmission or by email, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
If to the Company:
MagnaChip Semiconductor Corporation
c/o MagnaChip Semiconductor Ltd.
891 Daechi-dong, Gangnam-gu
Seoul 135-738 Korea
Attn: General Counsel
Fax: 82-2-6903-3898
If to the Indemnitee, to the address, facsimile number or email address set forth on the signature page hereto.
     8.3 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter; provided, however, it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Certificate, the Bylaws and any employments or similar agreement between the parties.
     8.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Indemnitee. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing among the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.
     8.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns. [Except as set forth in Section 8.1,] nothing expressed or implied herein shall be construed to give any person other than the Company or an assignee or designee of the Company any legal or equitable rights hereunder. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or a substantial portion of the business and/or assets of the Company and/or its Subsidiaries, by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or director of the Company or in any other Status. Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or Entity without the prior written consent of the Indemnitee.
     8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
     8.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     8.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.
     8.9 Jurisdiction and Waiver of Jury Trial.
     (a) ANY SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF, OR WITH RESPECT TO, THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE PARTIES HERETO ACCEPT THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING.
     (b) IN ADDITION, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDINGS BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (c) EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO

ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 8.9(c).
     8.10 Arm’s Length Negotiations; Drafting. Each party herein expressly represents and warrants to all other parties hereto that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; said party has acted voluntarily and of its own free will in executing this Agreement; said party is not acting under duress, whether economic or physical, in executing this Agreement; and this Agreement are the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.
     8.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum lesser period of time, geographic area, or range of activities as to which it may be enforceable. Each of the covenants herein shall be deemed a separate and severable covenant. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law. Accordingly, a court of competent jurisdiction is directed to modify any provision to the extent necessary to render such provision enforceable.
     8.12 Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.
     8.13 Survival. This Agreement shall continue in force for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Status. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee has any Status and shall continue thereafter so long as

Indemnitee shall be subject or potentially subject to any Proceeding (or any proceeding commenced under Article VI hereof) by reason of (or arising in whole or in part out of) (i) Indemnitee’s Status or (ii) any act performed or omitted to be performed by the Indemnitee in connection with such Status, in each case whether the event or occurrence to which such Proceeding relates occurred or was omitted before, on, or after the date of this Agreement, and whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in any Status.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:

Name:
Title:

INDEMNITEE

Address:
Facsimile:
E-mail:
Signature Page to Indemnification Agreement